Exhibit 4.2

FIRST AMENDMENT TO THE TAX BENEFITS PRESERVATION PLAN

THIS FIRST AMENDMENT TO THE TAX BENEFITS PRESERVATION PLAN OF HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC. (this “Amendment”), dated as of July 1, 2024, is entered into between HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC., a Maryland corporation (the “Company”) and EQUINITI TRUST COMPANY, LLC, a New York limited liability company, in its capacity as rights agent (the “Rights Agent”).

WHEREAS, the Company and the Rights Agent entered into the Tax Benefits Preservation Plan (the “Rights Agreement”), dated November 2, 2023, by and between the Company and the Rights Agent;

WHEREAS, capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Rights Agreement;

WHEREAS, prior to the Distribution Date the Company may, upon prior approval of the Board, in its sole discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holders of Rights;

WHEREAS, prior to the Distribution Date, the Board, in its sole discretion, has determined that the Rights Agreement is no longer necessary or desirable for the preservation of Tax Benefits; and

WHEREAS, the Company hereto wishes to amend the Rights Agreement to change the Final Expiration Date and terminate the Rights Agreement upon the Final Expiration Date.

NOW, THEREFORE, the parties hereto agree as follows:

1.	Amendment to the definition of “Final Expiration Date”.

The definition of “Final Expiration Date” in Section 1(ee) of the Rights Agreement shall be deleted in its entirety and replaced with: “Final Expiration Date” shall mean July 1, 2024.

2.	Amendments to Exhibits B and C.

Exhibits B and C to the Rights Agreement shall be deemed amended in a manner consistent with Section 1 of this Amendment.

3.

Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

4.

Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state, except that the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York.

5.

Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other applicable authority to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

6.	CERTIFICATION. The Company hereby certifies to the Rights Agent that this Amendment is in compliance with Section 27 of the Rights Agreement.

7.

FULL FORCE AND EFFECT. The Rights Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms. In the event of any conflict, inconsistency, or incongruity between any provision of this Amendment and any provision of the Rights Agreement, the provision of this Amendment shall govern and control.

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IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Marc Pangburn
Name: Marc Pangburn
Title: Executive Vice President and Chief Financial Officer

EQUINITI TRUST COMPANY, LLC

By:	/s/ Adam E. Burke
Name: Adam E. Burke
Title: EVP, Chief Customer Officer

[Signature Page to Amendment to Tax Benefits Preservation Plan]